Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2010, in the Registration Statement (Form S-1 No 333-00000) and related Prospectus of Oragenics, Inc., dated August 24, 2010.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.

Kirkland, Russ, Murphy & Tapp, P.A.

Clearwater, Florida

August 24, 2010